The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated March 15, 2024

JPMorgan Chase Financial Company LLC	March 2024

Pricing Supplement

Registration Statement Nos. 333-270004 and 333-270004-01

Dated March     , 2024

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. However, if the basket has declined in value, at maturity investors will lose 1% for every 1% decline. The PLUS are for investors who seek exposure to an equally weighted basket of the two exchange-traded funds specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the basket. The PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the PLUS. The investor may lose some or all of the stated principal amount of the PLUS.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting
	Shares of the iShares® MSCI Brazil ETF (the “EWZ ETF”)	EWZ UP Equity	50.00%
	Shares of the iShares® MSCI Mexico ETF (the “EWW ETF”)	EWW UP Equity	50.00%
We refer to the EWZ ETF and the EWW ETF as the ETFs, and we refer to the shares of the ETFs as the ETF Shares and the basket components.
Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $1,000 stated principal amount PLUS,
$1,000 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is less than or equal to the initial basket value, for each $1,000 stated principal amount PLUS,
$1,000 × basket performance factor
This amount will be less than or equal to the stated principal amount of $1,000 per PLUS.
Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Leverage factor:	300%
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	At least $1,300.00 (at least 130.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,300.00 per PLUS.
Stated principal amount:	$1,000 per PLUS
Issue price:	$1,000 per PLUS (see “Commissions and issue price” below)
Pricing date:	March , 2024 (expected to price on or about March 28, 2024)
Original issue date (settlement date):	April , 2024 (3 business days after the pricing date)
Valuation date*:	June 30, 2025
Maturity date*:	July 3, 2025
CUSIP / ISIN:	48134WP68 / US48134WP680
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per PLUS	$1,000.00	$17.50(2)	$977.50
		$5.00(3)
Total	$	$	$
(1)	See “Additional Information about the PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $17.50 per $1,000 stated principal amount PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount PLUS

*Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

If the PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the PLUS would be approximately $960.60 per $1,000 stated principal amount PLUS. The estimated value of the PLUS on the pricing date will be provided in the pricing supplement and will not be less than $940.00 per $1,000 stated principal amount PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the share return for that basket component on the valuation date
Share return:	With respect to each ETF, (final share price – initial share price) initial share price
Initial share price:	With respect to each ETF, the closing price of one applicable ETF Share on the pricing date
Final share price:	With respect to each ETF, the closing price of one applicable ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor of each ETF is referenced in determining the closing price of one applicable ETF Share and is set initially at 1.0 on the pricing date. With respect to each ETF, the share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	15 months
Leverage factor:	300%
Maximum payment at maturity:	At least $1,300.00 (at least 130.00% of the stated principal amount) per PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket component weightings:	50.00% for the EWZ ETF and 50.00% for the EWW ETF

Supplemental Terms of the PLUS

For purposes of the accompanying product supplement, each ETF is a “Fund.”

Any values of the ETF Shares, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the PLUS. Notwithstanding anything to the contrary in the indenture governing the PLUS, that amendment will become effective without consent of the holders of the PLUS or any other party.

March 2024	Page 3

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the underlying asset. If the underlying asset has decreased in value, investors are fully exposed to the negative performance of the underlying asset. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the PLUS pay the stated principal amount of $1,000 plus a return equal to 300% of the basket percent increase, subject to the maximum payment at maturity of at least $1,300.00 (at least 130.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final basket value is equal to the initial basket value and, at maturity, the PLUS pay the stated principal amount of $1,000 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS pay an amount that is less than the stated principal amount. This decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the PLUS will pay an amount that is less than the stated principal amount by 30%, or $700.00 per PLUS.)

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	300%
Hypothetical maximum payment at maturity:	$1,300.00 (130.00% of the stated principal amount) per PLUS (which represents the lowest hypothetical maximum payment at maturity)*
*The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $1,300.00 per PLUS.
PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $1,000 principal amount PLUS investors will receive the $1,000 stated principal amount plus a return equal to 300% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the PLUS, an investor will realize the hypothetical maximum payment at maturity at a final basket value of 110.00% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the stated principal amount of $1,000 per PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $500 per PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical closing prices of the ETF Shares in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. The hypothetical initial share price of each ETF of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial share price of any ETF. The actual initial share price of each ETF will be the closing price of one applicable ETF Share on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of each applicable ETF Share, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial share price	Hypothetical final share price	Basket component return
EWZ	50.00%	$100.00	$102.50	+2.50%
EWW	50.00%	$100.00	$102.50	+2.50%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($102.50 – $100.00) / $100.00] × 50.00% = 1.25%

[($102.50 – $100.00) / $100.00] × 50.00% = 1.25%

1.25% + 1.25% = 2.50%

Final basket value	=	100 × (1 + 2.50%), which equals 102.50

Basket percent increase	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 300% × 2.50% = $75.00

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,300.00 per PLUS, the payment at maturity will equal $1,000 plus the leveraged upside payment, or:

$1,000 + $75.00 = $1,075.00

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial share price	Hypothetical final share price	Basket component return
EWZ	50.00%	$100.00	$150.00	+50.00%
EWW	50.00%	$100.00	$150.00	+50.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($150.00 – $100.00) / $100.00] × 50.00% = 25.00%

[($150.00 – $100.00) / $100.00] × 50.00% = 25.00%

25.00% + 25.00% = 50.00%

Final basket value	=	100 × (1 + 50.00%), which equals 150.00

Basket percent increase	=	(150.00 – 100) / 100, which equals 50.00%

The payment at maturity per PLUS will equal $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $1,000 times (ii) the leverage factor times (iii) the basket percent increase, or:

$1,000 × 300% × 50.00% = $1,500.00

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $1,300.00 per PLUS, the payment at maturity will equal the hypothetical maximum payment at maturity of $1,300.00 per PLUS.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is less than or equal to the initial basket value.

Basket component	Weight in Basket	Hypothetical initial share price	Hypothetical final share price	Basket component return
EWZ	50.00%	$100.00	$50.00	-50.00%
EWW	50.00%	$100.00	$102.00	+2.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[($50.00 – $100.00) / $100.00] × 50.00% = -25.00%

[($102.00 – $100.00) / $100.00] × 50.00% = 1.00%

(-25.00%) + 1.00% = -24.00%

Final basket value	=	100 × (1 + (-24.00%)), which equals 76

Basket performance factor	=	76 / 100, which equals 76.00%

In the above example, the final share price of the EWW ETF (with a weighting of 1/2 of the basket) is higher than its initial share price, but the final share price of the EWZ ETF (with a weighting of 1/2 of the basket) is lower than its initial share price. Accordingly, although the final share price of one of the basket components has increased in value over its initial share price, the final share price of the other basket component has declined and, because it has declined significantly, its decline more than offsets the increase in the other basket component and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than or equal to the initial basket value in this example, the payment at maturity per PLUS will equal $1,000 times the basket performance factor; or

$1,000 × 76.00% = $760.00

The payment at maturity per PLUS will be $760.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

March 2024	Page 8

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to the PLUS Generally

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the value of the basket and may be zero.
▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of at least $1,300.00 (at least 130.00% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 130.00% of the stated principal amount for the PLUS, any increase in the final basket value by more than 10.00% (if the maximum payment at maturity is set at 130.00% of the stated principal amount) will not further increase the return on the PLUS.
▪	The PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the PLUS. If these affiliates do not make payments to us and we fail to make payments on the PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Correlation (or lack of correlation) of performances between the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The PLUS are linked to an equally weighted basket consisting of the basket components. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one basket component increases, the value of the other basket component may not increase as much or may decline. Therefore, in calculating the final basket value, an increase in the value of one basket component may be moderated, or more than offset, by a lesser increase or decline in the value of the other basket component. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

▪	The final terms and estimated valuation of the PLUS will be provided in the pricing supplement. The final terms of the PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the PLUS based on the minimums for the estimated value of the PLUS and the maximum payment at maturity.
▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the PLUS, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein.

Even if the treatment of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as the estimated value of the PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any basket component, the calculation of the final share price of any ETF in the event of a discontinuation of an ETF or any anti-dilution adjustments, may affect the payment to you at maturity. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the basket components and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of a basket component and, therefore, could potentially increase the value that the final share price of a basket component must reach before you receive a payment at maturity that exceeds the issue price of the PLUS or so that you do not suffer a loss on your initial investment in the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS

▪	The estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS. The estimated value of the PLUS is only an estimate determined by reference to several factors. The original issue price of the PLUS will exceed the estimated value of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates. The estimated value of the PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the PLUS that are greater than or less than the estimated value of the PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the PLUS from you in secondary market transactions. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may

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prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.

▪	The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Risks Relating to the PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the basket components;
o	the time to maturity of the PLUS;
o	the dividend rates on the ETF Shares and the equity securities included in or held by the basket components;
o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities held by the ETFs trade and the correlation among those rates and the values of the ETFs;
o	the occurrence of certain events to the ETFs that may or may not require an adjustment to the share adjustment factor; and

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o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

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Risks Relating to the Basket Components

▪	Investing in the PLUS is not equivalent to investing in the basket or the basket components. Investing in the PLUS is not equivalent to investing in the basket, the basket components, the indices tracked by the ETFs, each of which we refer to as an underlying index, or any component stocks. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETFs, the underlying indices or the stocks that are held by either ETF or underlying index.
▪	Adjustments to the ETFs or the underlying indices could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the ETFs and the underlying indices can add, delete or substitute the components of the ETFs or the applicable underlying index, or make other methodological changes that could change the value of the ETFs or the applicable underlying index. Any of these actions could adversely affect the price of the ETFs and, consequently, the value of the PLUS.
▪	There are risks associated with the ETFs. Although the ETFs are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETFs or that there will be liquidity in the trading market. The ETFs are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETFs, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETFs, and consequently, the value of the PLUS.
▪	The performance and market value of each ETF, particularly during periods of market volatility, may not correlate with the performance of that ETF’s underlying index as well as the net asset value per applicable ETF Share. Each ETF does not fully replicate its underlying index and may hold securities different from those included in its underlying index. In addition, the performance of each ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of an ETF and its underlying index. In addition, corporate actions with respect to the equity securities underlying an ETF (such as mergers and spin-offs) may impact the variance between the performances of that ETF and its underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying each ETF may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of that ETF may be adversely affected.  This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares.  Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares.  As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share.  For all of the foregoing reasons, the performance of each ETF may not correlate with the performance of its underlying index as well as its net asset value per ETF Share, which could materially and adversely affect the value of the PLUS in the secondary market and/or reduce any payment on the PLUS.

▪	The PLUS are subject to risks associated with securities issued by non-U.S. companies. The equity securities held by the ETFs have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The PLUS are subject to currency exchange risk. Because the prices of the equity securities held by each ETF are converted into U.S. dollars for the purposes of calculating the net asset value of the

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applicable ETF Shares, holders of the PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities held by each ETF are traded.  Your net exposure will depend on the extent to which the currencies in which securities held by each ETF are traded strengthen or weaken against the U.S. dollar.  If the U.S. dollar strengthens against the currencies in which securities held by that ETF are traded, the net asset value of the applicable ETF Shares will be adversely affected and the amount we pay you at maturity may be reduced.  Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	The PLUS entail emerging markets risk. The equity securities held by the ETFs have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The anti-dilution protection for the ETFs is limited. The calculation agent will make adjustments to the applicable share adjustment factor for certain events affecting the ETFs. However, the calculation agent will not make an adjustment in response to all events that could affect the ETFs. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

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Basket Overview

The basket is an equally weighted basket composed of two exchange-trades funds.

Basket Components

The iShares® MSCI Brazil ETF.  The iShares® MSCI Brazil ETF is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of Brazilian equities, which we refer to as the underlying index with respect to the iShares® MSCI Brazil ETF.  The underlying index with respect to the iShares® MSCI Brazil ETF is currently the MSCI Brazil 25/50 Index.  The MSCI Brazil 25/50 Index is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market.  It applies certain investment limits that are imposed on regulated investment companies under the current U.S. Internal Revenue Code.  For additional information about the iShares® MSCI Brazil ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

The iShares® MSCI Mexico ETF.  The iShares® MSCI Mexico ETF is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of a broad-based index composed of Mexican equities, which we refer to as the underlying index with respect to the iShares® MSCI Mexico ETF.  The underlying index with respect to the iShares® MSCI Mexico ETF is currently the MSCI Mexico IMI 25/50 Index.  The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican equity market.  It applies certain investment limits that are imposed on regulated investment companies under the current U.S. Internal Revenue Code.  For additional information about the iShares® MSCI Mexico ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

Basket component information as of March 14, 2024
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
The iShares® MSCI Brazil ETF	EWZ	$32.68	$26.60 (on 3/13/2023)	$35.66 (on 12/19/2023)	$25.26 (on 3/23/2023)	50.00%
The iShares® MSCI Mexico ETF	EWW	$67.17	$55.54 (on 3/13/2023)	$68.92 (on February 6, 2024)	$53.21 (on October 24, 2023	50.00%

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The following graph is calculated to show the performance of the basket during the period from January 2, 2019 through March 13, 2024, assuming the basket components are weighted as set out above such that the initial basket value was 100 on January 2, 2019 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increase in the value of any basket component will be offset by decrease in the value of the other basket component. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance January 2, 2019 through March 13, 2024

The following graphs set forth the official daily closing prices for each of the basket components for the period from January 2, 2019 through March 13, 2024. The related tables set forth the published high and low, as well as end-of-quarter, values for each respective basket component for each quarter in the same period. We obtained the closing price information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the closing prices and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the PLUS so that you do not suffer a loss on your initial investment in the PLUS.

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Historical Performance of the iShares® MSCI Brazil ETF January 2, 2019 through March 13, 2024

iShares® MSCI Brazil ETF	High	Low	Period End
2019
First Quarter	$45.46	$39.28	$40.99
Second Quarter	$44.38	$36.99	$43.72
Third Quarter	$46.73	$38.89	$42.13
Fourth Quarter	$47.69	$40.58	$47.45
2020
First Quarter	$48.41	$20.82	$23.56
Second Quarter	$33.27	$21.79	$28.76
Third Quarter	$33.50	$27.17	$27.66
Fourth Quarter	$37.89	$26.86	$37.07
2021
First Quarter	$38.61	$31.04	$33.45
Second Quarter	$41.96	$32.62	$40.54
Third Quarter	$40.28	$32.13	$32.13
Fourth Quarter	$33.26	$27.40	$28.07
2022
First Quarter	$37.86	$26.52	$37.81
Second Quarter	$39.52	$27.14	$27.39
Third Quarter	$32.29	$25.58	$29.63
Fourth Quarter	$34.09	$26.21	$27.97
2023
First Quarter	$30.59	$25.26	$27.38
Second Quarter	$33.17	$27.09	$32.43
Third Quarter	$34.11	$30.06	$30.67
Fourth Quarter	$35.66	$29.10	$34.96
2024
First Quarter (through March 13, 2024)	$34.53	$32.12	$32.68

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Historical Performance of the iShares® MSCI Mexico ETF January 2, 2019 through March 13, 2024

iShares® MSCI Mexico ETF	High	Low	Period End
2019
First Quarter	$45.58	$41.77	$43.59
Second Quarter	$47.18	$42.67	$43.38
Third Quarter	$44.54	$38.23	$42.72
Fourth Quarter	$46.31	$41.76	$45.03
2020
First Quarter	$48.01	$25.12	$28.35
Second Quarter	$36.27	$25.60	$31.88
Third Quarter	$34.68	$31.02	$33.36
Fourth Quarter	$43.59	$33.10	$42.99
2021
First Quarter	$45.09	$40.19	$43.83
Second Quarter	$49.94	$44.57	$47.99
Third Quarter	$51.11	$46.87	$48.26
Fourth Quarter	$50.68	$44.23	$50.60
2022
First Quarter	$54.97	$46.99	$54.97
Second Quarter	$55.36	$45.27	$46.59
Third Quarter	$48.66	$43.81	$44.23
Fourth Quarter	$54.27	$45.21	$49.45
2023
First Quarter	$60.31	$50.34	$59.53
Second Quarter	$64.34	$58.07	$62.18
Third Quarter Fourth Quarter	$65.36 $68.82	$57.96 $53.21	$58.23 $67.85
2024
First Quarter (through March 13, 2024)	$68.92	$63.63	$67.17

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Additional Information about the PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the PLUS:

The estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. The estimated value of the PLUS does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates” in this document.

The estimated value of the PLUS will be lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS” in this document.

Secondary market prices of the PLUS:	For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS —Secondary market prices of the PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the PLUS. The length of any such initial period reflects the structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities,

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the estimated costs of hedging the PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your PLUS should be treated as long-term capital gain or loss if you hold your PLUS for more than a year, whether or not you are an initial purchaser of the PLUS at the issue price. The PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the PLUS described above, in which case the timing and character of any income or loss on your PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

Supplemental use of proceeds and hedging:

The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “How the PLUS Work” in this document for an illustration of the risk-return profile of the PLUS and “Basket Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to the estimated value of the PLUS plus the

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Exchange-Traded Funds due July 3, 2025

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

You may revoke your offer to purchase the PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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